SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐     Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒    Definitive Additional Materials
☐     Soliciting Material Under Rule 14a-12

Bausch & Lomb Incorporated
__________________________________________
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ON MAY 24, 2007, BAUSCH & LOMB INCORPORATED
SENT THE FOLLOWING LETTER TO ITS EMPLOYEES:

Dear employee:

You may have seen this morning that Advanced Medical Optics issued a press release confirming its interest in possibly acquiring Bausch & Lomb.

As we stated in our May 16, 2007, press release announcing the merger agreement with Warburg Pincus, under the terms of that merger agreement, our Board of Directors may solicit superior proposals from third parties during a 50-calendar-day period ending July 5, 2007 (also known as a "go shop" period). It is important to note that there can be no assurance that any superior proposals or alternative transaction will result from this process. Furthermore, as we said, we do not intend to comment on this solicitation process unless and until our Board of Directors makes a decision regarding any alternative proposals.

In the meantime, it is business as usual for all of us at Bausch & Lomb. It is important that we remain focused on continuing to provide outstanding customer service and support to meet and exceed our stated goals.

As always, it is important that we speak with one voice. Please refer any inquiries you may receive from the media or other outside parties to Mike McDougall at 585-338-5469 or mmcdougall@bausch.com.

Your hard work and dedication are vital to the continued success of our company. Thank you for your support.

Sincerely,

Ron

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of Bausch & Lomb and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAUSCH & LOMB AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Bausch & Lomb at www.sec.gov, the SEC's free internet site. Free copies of Bausch & Lomb's SEC filings are also available on Bausch & Lomb's internet site at www.bausch.com.

Interests of Participants

The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company's shareholders in favor of the proposed transaction. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement and other relevant documents that the Company intends to file with the SEC in connection with the special meeting of its shareholders.